UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SPECIAL OPPORTUNITIES FUND, INC.
(Exact name of registrant as specified in its charter)
Maryland (State of incorporation or organization)	13-3702911 (IRS Employer Identification No.)

615 East Michigan Street, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to purchase Convertible Preferred Stock, par value $0.001 per share	New York Stock Exchange
2.75% Convertible Preferred Stock, Series C, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-257169

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.       Description of Registrant’s Securities to be Registered.

A description of the transferable subscription rights to purchase shares of Convertible Preferred Stock, par value $0.001 per share, of Special Opportunities Fund, Inc. (the “Registrant”) to be registered hereunder is set forth in the information provided under the captions “Convertible Preferred Stock Rights Offering – Basic Subscription Right”, “Convertible Preferred Stock Rights Offering – Oversubscription Privilege and Over-Allotment Privilege” and “Convertible Preferred Stock Rights Offering – Transferability of Rights” in the prospectus which forms a part of the Registration Statement on Form N-2 (File No. 333-257169) filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on June 17, 2021 (as amended from time to time thereafter, the “Registration Statement”), which information is incorporated herein by reference, and the description contained under such captions included in the form of final prospectus subsequently filed by the Registrant on December 23, 2021 pursuant to Rule 424B under the Securities Act, which form of final prospectus is also incorporated by reference herein.

A description of the shares of 2.75% Convertible Preferred Stock, Series C, par value $0.001 per share, of the Registrant to be registered hereunder is set forth in the information provided under the captions “Convertible Preferred Stock Rights Offering – Description of Convertible Preferred Stock” and “Description of Our Capital Stock” in the prospectus which forms a part of the Registration Statement on Form N-2 (File No. 333-257169) filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on June 17, 2021 (as amended from time to time thereafter, the “Registration Statement”), which information is incorporated herein by reference, and the description contained under such captions included in the form of final prospectus subsequently filed by the Registrant on December 13, 2021, pursuant to Rule 424B under the Securities Act, which form of final prospectus is also incorporated by reference herein.

Item 2.       Exhibits.

Articles of Incorporation(1)
Articles of Amendment(2)
Articles Supplementary(6)
Amended and Restated Bylaws(5)
Form of Transferable Subscription Rights Certificate(6)
Investment Management Agreement between the Registrant and Bulldog Investors, LLC(4)
Custody Agreement between the Registrant and U.S. Bank National Association(3)
Transfer Agent Servicing Agreement between the Registrant and American Stock Transfer and Trust Company, LLC(6)
Administration Agreement(3)
Opinion and Consent of Counsel(6)
Consent of Independent Auditor(6)
Code of Ethics of the Fund(3)
Code of Ethics of the Adviser(3)
Valuation Committee Charter(4)

(1) (2) (3) (4) (5) (6)
Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-58532) filed June 15, 1995.
Incorporated by reference to Form NSAR (File No. 811-07528) filed on February 26, 2010.
Incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 333-178943) filed on June 6, 2012.
Incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 333-208280) filed on December 1, 2015.
Incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 333-208280) filed on July 14, 2016.
Incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-257169) filed on December 8, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed by the undersigned, duly authorized.

SPECIAL OPPORTUNITIES FUND, INC.

Date: December 16, 2021	By:	/s/Andrew Dakos
Andrew Dakos
President